SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2006

INYX, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83152	75-2870720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor, New York, NY 10022
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 24, 2006, Registrant held its annual meeting of stockholders. At the meeting, the existing Board of Directors was reelected, and in addition Roger G. Harrison, Ph.D. and Peter Littman, Ph.D. were elected as independent directors of the Company. The Committees of the Board on which they will serve will be determined at the next meeting of the Board of Directors.

Dr. Harrison has over 30 years of experience in the pharmaceutical industry. Currently, he serves as Associate Consultant with Plexus Ventures LLC; Chairman of the Board, Advanced Respiratory Technologies; Board Chairman and Chair of the Scientific Advisory Board, Performance Health Technologies; and Member of the Board, Macromed, Inc. From 2001 to 2004, he was President and CEO of Antares Pharma, Inc. Between 1984 and 2001, he held various scientific and business management positions at Eli Lilly and Company. From 1972 to 1984, he served in various scientific research and management positions at the Lilly Research Centre in the United Kingdom. Dr. Harrison holds numerous patents and has published widely. He holds a Ph.D. in Organic Chemistry from the University of Leeds, United Kingdom, and conducted postdoctoral research at the University of Zurich, Switzerland.

Dr. Littmann has been Chairman and CEO of Brandinsider GmbH, a brand strategy consulting company based in Hamburg, Germany, since 2001. He is also a Professor of Marketing at the University of Witten/Herdecke, Witten, Germany. He serves as a Member of the Supervisory Board of Ciba Specialty Chemicals AG and as a Member of the Board of Ruckstuhl AG and Charles Vögele Holding AG. In addition, he is a Member of the Advisory Board of Nijenrode University, The Netherlands. From 1997 to 1999, Dr. Littmann served as Chairman and CEO of Wünsche AG. He was Chairman and CEO of Hugo Boss AG, from 1993 to 1997. He held various positions, including Member of the Executive Board, General Partner, and President and CEO, at Vorwerk & Co., from 1981 to 1993. Earlier in his career, Dr. Littmann served as Executive Director of Rosenthal AG and as President of a division of Girmes AG. He holds a Ph.D. in Economics from the University of Innsbruck in Austria.

Item 7.01. Regulation FD Disclosure

On August 24, 2006, Registrant issued a press release announcing the election of two new members to the Board of Directors. Such press release is contained in Exhibit 99.1 hereto, which is being furnished, and shall not be deemed to be “filed”, with the SEC. Such exhibit shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01.  Financial Exhibits, Pro Forma Financial Information and Exhibits.

Exhibits

99.1 Press Release.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

Dated: August 25, 2006	By:	/s/ Jack Kachkar
Jack Kachkar, Chairman and CEO